W.W. GRAINGER, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

For the First Quarter Ended March 31, 2006

(Unaudited)

Company Contacts:
W. D. Chapman	847-535-0881
N. A. Hobor	847-535-0065
Issued: April 17, 2006

First Quarter Highlights

•	Sales of $1.4 billion were up 6% versus 2005.
•	Operating earnings for the quarter were $134 million, an increase of 19% versus 2005.
•	Earnings per share for the quarter were $0.93, up 18% versus $0.79 in 2005.
•

As a result of recent system enhancements, the first quarter benefited $0.05 per share due to the improved methodology to capture data related to certain inventory transactions and estimates that would have been recorded in the fourth quarter of 2006.

•

Effective January 1, 2006, earnings reflect the adoption of SFAS No. 123R* for the accounting of employee stock-based compensation. The effect of the adoption was approximately $0.03 per share reduction for the quarter.

•

Beginning January 1, 2006, the Company revised its segment reporting from two reportable segments to three reportable segments (Grainger Branch-based, Acklands-Grainger Branch-based, Lab Safety). Prior periods have been restated for comparability.

Contents
I.	EARNING REVIEW	2
II.	BALANCE SHEET DATA	4
III.	CASH FLOW DATA	5
IV.	BUSINESS SEGMENT RESULTS	6

	EXHIBITS
	A. Daily Sales Growth by Segment	10
	B. Sales by Segment	11
	C. Operating Earnings by Segment	12
	D. Sales by Segment 2005 vs. 2004	13
	E. Operating Earnings by Segment 2005 vs. 2004	15

* Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment”

W.W. Grainger, Inc. Supplemental Financial Information for the First Quarter Ended March 31, 2006

I.	EARNINGS REVIEW

	Net Sales
	Three Months Ended
	($ in millions)
	03/31/06	03/31/05	Inc/(Dec)
Net Sales	$ 1,419	$ 1,335	6%

	Sales Days	2006	2005
	First Quarter	64	64
	Total Year	254	255

Sales in the first quarter benefited from the economy, ongoing strategic initiatives and a favorable Canadian exchange rate. Partially contributing to the increase was the positive effect from the timing of the Easter holiday, which falls into the second quarter of 2006 versus the first quarter of 2005. Partially offsetting these improvements was the negative effect of the wind-down of lower margin integrated supply and automotive contracts, which reduced sales approximately 2 percentage points.

Beginning January 1, 2006, the Company revised its segment reporting from two reportable segments to three reportable segments. Prior periods have been restated for comparability.

	Daily Sales Inc/(Dec) 2006 vs. 2005
2006 Month	Total Company	Grainger Branch-based	Acklands-Grainger Branch-based	Lab Safety
January	6.1%	3.8%	20.0%	19.5%
February	4.6	3.1	21.2	1.7
March	8.0	6.7	15.5	13.1
First Quarter	6.3	4.6	18.7	11.1

Sales were up 6% driven by increases across all three segments. The increase in the Grainger Branch-based segment was primarily driven by strengthening manufacturing and reseller sectors, partially offset by lower sales of seasonal products. Acklands-Grainger benefited from growth in the energy, mining and government sectors as well as a favorable exchange rate. Lab Safety benefited from the acquisition of the Rand Materials Handling Equipment Co. business (Rand). For all three segments, March sales were positively affected by the timing of the Easter holiday.

W.W. Grainger, Inc. Supplemental Financial Information for the First Quarter Ended March 31, 2006

Operating Earnings

	Three Months Ended
	($ in millions)
	03/31/06	03/31/05	Inc/(Dec)
Operating Earnings	$ 134	$ 113	19%
Operating Margin	9.5%	8.5%	1.0pp
ROIC*	25.4%	23.2%	2.2pp

The Company’s operating earnings were $134 million for the first quarter of 2006 versus $113 million for the first quarter of 2005. All three segments achieved improved operating earnings. The operating earnings improvement reflected higher gross profit margins in each segment. Partially offsetting these improvements were higher segment and headquarters operating expenses driven by payroll and benefits, primarily the result of increased headcount, higher stock-based compensation expense due to the adoption of SFAS No. 123R and higher profit sharing accruals.

The increase in ROIC was primarily attributable to higher operating earnings, partially offset by lower asset turnover.

Other Income and Expense

For the 2006 first quarter, “Other Income and Expense” was income of $6.0 million versus $2.3 million for the 2005 quarter. The increase was primarily attributable to higher interest income in 2006 versus 2005 and an improvement in the results of unconsolidated entities.

Income Taxes

The Company’s effective income tax rate was 38.6% for the 2006 first quarter and 36.9% for the 2005 first quarter. Excluding the effect of equity in unconsolidated entities, which is recorded net of tax, the effective income tax rate was 38.9% for the first quarter of 2006 and 37.0% for the first quarter of 2005. The full year 2005 rate was 35.0% and benefited from a favorable revision to the estimate of income taxes for various state and local taxing jurisdictions and the resolution of certain federal and state tax contingencies.

*See footnote, page 9.

W.W. Grainger, Inc. Supplemental Financial Information for the First Quarter Ended March 31, 2006

II. BALANCE SHEET DATA

Selected Balance Sheet data as of March 31, 2006 (preliminary) and 2005 follow:

	2006	2005
ASSETS	($ in thousands)
Cash and Cash Equivalents	$ 493,883	$ 369,496
Accounts Receivable – net (1)	569,600	520,228
Inventories (2)	805,591	741,754
Other Current Assets	149,048	153,002
Total Current Assets	2,018,122	1,784,480
Property, Buildings and Equipment – net (3)	775,820	759,395
Investments in Unconsolidated Entities	30,158	26,244
All Other Assets (4)	325,232	282,946
Total Assets	$ 3,149,332	$ 2,853,065

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Maturities of Long-Term Debt	$ 4,590	$ 9,485
Trade Accounts Payable	357,875	334,956
Other Current Liabilities	336,505	303,480
Total Current Liabilities	698,970	647,921
Long-Term Debt	4,895	–
All Other Liabilities	92,444	83,427
Shareholders’ Equity (5)	2,353,023	2,121,717
Total Liabilities and Shareholders’ Equity	$ 3,149,332	$ 2,853,065

(1)	Accounts receivable-net increased by $49 million, or 9%, primarily due to higher sales.
(2)	Inventories increased by $64 million, or 9%, primarily in the Grainger Branch-based segment, due to volume increases and the product line expansion program.
(3)	Depreciation and amortization of property, buildings, and equipment amounted to $23 million for both the 2006 and 2005 first quarters.
(4)	Other assets increased $42 million or 15% due primarily to increased capitalized software and intangibles from the acquisition of the assets of Rand.
(5)

Common stock outstanding as of March 31, 2006 was 89,769,312 shares as compared with 90,684,696 shares at March 31, 2005. The Company repurchased 461,400 shares during the 2006 first quarter. As of March 31, 2006, approximately 4.2 million shares of common stock remained under the current share repurchase authorization.

W.W. Grainger, Inc. Supplemental Financial Information for the First Quarter Ended March 31, 2006

III. CASH FLOW DATA

The following is a summarized cash flow statement for the three months ended

March 31, 2006 (preliminary) and 2005:

	Three Months Ended March 31,
	($ in thousands)
	2006	2005
Cash Flows from Operating Activities:
Net Earnings	$ 86,233	$ 72,792
Depreciation and Amortization	27,117	26,434
(Income) Losses in Unconsolidated Entities	(1,207)	(420)
(Increase) Decrease in Accounts Receivable – net	(50,576)	(39,256)
(Increase) Decrease in Inventories	(14,256)	(39,655)
(Increase) Decrease in Prepaid Expenses	(4,411)	(7,543)
Increase (Decrease) in Trade Accounts Payable	36,424	43,731
Increase (Decrease) in Other Current Liabilities	(112,565)	(82,520)
Other – net	60,117	39,125

Net Cash Provided by Operating Activities	26,876	12,688

Cash Flows from Investing Activities:
Additions to Property, Buildings and Equipment – net	(28,632)	(16,931)
Additions to Capitalized Software	(1,536)	(10,673)
Net Cash Paid for Business Acquisition	(14,327)	(24,838)
Other – net	(4,058)	23

Net Cash Used in Investing Activities	(48,553)	(52,419)

Cash Flows from Financing Activities:
Cash Dividends Paid	(21,591)	(18,235)
Purchase of Treasury Stock – net	(35,851)	(15,232)
Other – net	28,067	13,612

Net Cash Used in Financing Activities	(29,375)	(19,855)

Exchange Rate Effect on Cash and Cash Equivalents	41	(164)

Net (Decrease) in Cash and Cash Equivalents from beginning of year	$ (51,011)	$ (59,750)

W.W. Grainger, Inc. Supplemental Financial Information for the First Quarter Ended March 31, 2006

IV. BUSINESS SEGMENT RESULTS

GRAINGER BRANCH-BASED

	Three Months Ended
	($ in millions)
	03/31/06	03/31/05	Inc/(Dec)
Net Sales	$1,177	$ 1,125	5%
Operating Earnings	$ 133	$ 110	21%
Operating Margin	11.3%	9.8%	1.5pp
ROIC*	32.4%	28.7%	3.7pp

	Number of Branches

	2006 First Quarter
	12/31/05	Opened	Closed	03/31/06
United States **
Branch	400	–	–	400
Will Call Express	18	–	–	18
Mexico	6	–	–	6
Total	424	–	–	424
**No branch openings were scheduled during the quarter due to the SAP implementation.

Net Sales – Sales for this segment were up 5% for the quarter, primarily reflecting the stronger U.S. and Mexican economies and ongoing strategic initiatives. Also contributing to the increase was the positive effect from the timing of the Easter holiday, which falls in the second quarter of 2006 versus the first quarter of 2005. Partially offsetting these improvements were reduced integrated supply and automotive sales.

Sales in the United States were up 5% versus 2005 reflecting growth across all customer segments, led by the manufacturing and reseller sectors. Partially offsetting these improvements were slower growth in commercial, government and transportation sectors. The Company’s decision to wind-down its lower margin integrated supply and automotive contracts reduced sales growth by 3 percentage points. Lower sales of seasonal products also reduced sales growth by 1 percentage point.

*See footnote, page 9.

W.W. Grainger, Inc. Supplemental Financial Information for the First Quarter Ended March 31, 2006

GRAINGER BRANCH-BASED (continued)

Market expansion contributed 2 percentage points to the 5% sales growth for the segment. Results for the market expansion program were as follows:

	2006 First Quarter
	Sales Increase	Percent Complete
Phase 1 (Atlanta, Denver, Seattle)	11%	100%
Phase 2 (Four markets in Southern California)	13%	90%
Phase 3 (Houston, St. Louis, Tampa)	13%	70%

Sales in Mexico were up 23% for the quarter versus 2005 driven by an improving economy, an expanded telesales operation, increased direct marketing efforts and a favorable exchange rate. In local currency, sales were up 17%.

Operating Earnings – Operating earnings for the 2006 first quarter were up 21% compared with the 2005 period, the result of higher sales and increased gross profits, partially offset by operating expenses, which grew faster than sales.

The gross profit margin was up 3.3 percentage points versus the comparable 2005 quarter driven by positive inflation recovery, a positive change in selling price category mix and changes in the timing of certain inventory-related transactions and estimates. A major driver in the improvement in selling price category mix was the reduced sales to lower margin integrated supply and automotive customers. Gross profit margins benefited from the improved methodology to capture data related to certain inventory transactions and estimates that would have been recorded in the fourth quarter of 2006, as a result of recent system enhancements.

The operating expense growth was primarily driven by increased costs related to spending on the SAP implementation, higher stock-based compensation expense due to the adoption of SFAS No. 123R and higher profit sharing accruals. Also contributing to the expense growth were higher payroll costs driven by increased headcount.

W.W. Grainger, Inc. Supplemental Financial Information for the First Quarter Ended March 31, 2006

ACKLANDS-GRAINGER BRANCH-BASED

	Three Months Ended
	($ in millions)
	03/31/06	03/31/05	Inc/(Dec)
Net Sales	$ 139	$ 117	19%
Operating Earnings	$ 4	$ 3	18%
Operating Margin	2.8%	2.8%	– pp
ROIC*	4.8%	4.6%	0.2pp

	Number of Branches

	2006 First Quarter
	12/31/05	Opened	Closed	03/31/06

Canada	165	1	(2)	164

Net Sales – Sales in Canada increased 19% for the quarter versus 2005 including the effect of a favorable Canadian exchange rate. In local currency, sales for this business were up 12% due to a stronger economy, improved branch presence, higher sales to the energy, mining and government customers, as well as from the timing of the Easter holiday.

Operating Earnings – Operating earnings for the 2006 first quarter were up 18% compared with the 2005 period, the result of higher sales and increased gross profits, partially offset by operating expenses, which grew faster than sales.

The gross profit margin was up 0.4pp versus the comparable 2005 quarter. Contributing to the improvement was positive inflation recovery, partially offset by higher freight costs.

The operating expense growth was primarily driven by payroll and benefits due to increased headcount and incremental expenses related to the SAP implementation.

*See footnote, page 9.

W.W. Grainger, Inc. Supplemental Financial Information for the First Quarter Ended March 31, 2006

LAB SAFETY

	Three Months Ended
	($ in millions)
	03/31/06	03/31/05	Inc/(Dec)
Net Sales	$ 104	$ 93	11%
Operating Earnings	$ 15	$ 14	12%
Operating Margin	14.7%	14.6%	0.1pp
ROIC*	38.2%	40.1%	(1.9)pp

Net Sales – Sales increased 11% for the quarter for Lab Safety, the Company’s direct marketing business, including the benefit of incremental sales from the acquisition of Rand on January 31, 2006. Excluding the Rand acquisition, sales increased 8% versus 2005 driven primarily by strong sales to the manufacturing sector.

Operating Earnings – Operating earnings for the 2006 first quarter were up 12%. The improvement in operating earnings was due to improved gross profit margins, partially offset by increased operating expenses. Increased operating expenses were driven by higher healthcare costs and incremental costs from the acquisition of Rand.

*Footnote:

The GAAP financial statements are the source for all amounts used in the Return on Invested Capital (ROIC) calculation. ROIC is calculated using annualized operating earnings based on year-to-date operating earnings divided by a four point average for net working assets. Net working assets are working assets minus working liabilities defined as follows: working assets equal total assets less cash equivalents (non operating cash), deferred taxes, and investments in unconsolidated entities, plus the LIFO reserve. Working liabilities are the sum of trade payables, accrued compensation and benefits, accrued contributions to employees’ profit sharing plans, and accrued expenses.

Forward-Looking Statements

This document contains forward-looking statements under the federal securities laws. The forward-looking statements relate to the Company’s expected future financial results and business plans, strategies and objectives and are not historical facts. They are generally identified by qualifiers such as “percent complete”, “may”, “estimated”, “projected” or similar expressions. There are risks and uncertainties the outcome of which could cause the Company’s results to differ materially from what is projected. The forward-looking statements should be read in conjunction with the Company’s most recent annual report, as well as the Company’s Form 10-K and other reports filed with the Securities and Exchange Commission, containing a discussion of the Company’s business and of various factors that may affect it.

-End-

W.W. Grainger, Inc. Supplemental Financial Information for the First Quarter Ended March 31, 2006

EXHIBIT A Daily Sales Growth By Segment
	2006 vs. 2005				2005 vs. 2004
Month	Company	Grainger Branch-based	Acklands-Grainger Branch-based	Lab Safety	Company	Grainger Branch-based	Acklands-Grainger Branch-based	Lab Safety
January	6.1%	3.8%	20.0%	19.5%	10.4%	10.9%	10.9%	3.0%
February	4.6%	3.1%	21.2%	1.7%	10.3%	9.7%	12.8%	15.2%
March	8.0%	6.7%	15.5%	13.1%	5.9%	4.9%	12.6%	8.7%
First Quarter	6.3%	4.6%	18.7%	11.1%	8.7%	8.3%	12.1%	9.0%

April					11.6%	10.3%	20.2%	15.6%
May					5.6%	3.9%	15.9%	13.7%
June					10.5%	9.4%	21.2%	11.5%
Second Quarter					9.3%	8.0%	19.2%	13.6%

July					10.9%	10.5%	15.4%	10.3%
August					9.2%	8.3%	16.1%	13.8%
September					9.3%	8.2%	16.6%	13.9%
Third Quarter					9.8%	8.9%	16.0%	12.9%

October					11.3%	10.9%	11.6%	15.7%
November					10.0%	9.0%	14.6%	15.4%
December					8.4%	6.7%	19.3%	18.1%
Fourth Quarter					9.9%	8.9%	15.0%	16.4%

Full Year					9.4%	8.5%	15.6%	12.9%

W.W. Grainger, Inc. Supplemental Financial Information for the First Quarter Ended March 31, 2006

EXHIBIT B Sales by Segment ($000’s)
1st Quarter
	Three Months Ended March 31, 2006
	Grainger Branch-based	Acklands - Grainger Branch-based	Lab Safety	Totals
Total net sales	1,177,141	139,022	103,879	1,420,042
Intersegment net sales	(315)	-	(610)	(925)
Net sales to external customers	1,176,826	139,022	103,269	1,419,117
	Three Months Ended March 31, 2005
	Grainger Branch-based	Acklands - Grainger Branch-based	Lab Safety	Totals
Total net sales	1,125,237	117,163	93,483	1,335,883
Intersegment net sales	(359)	-	(644)	(1,003)
Net sales to external customers	1,124,878	117,163	92,839	1,334,880
2006 vs. 2005
Total net sales	4.6%	18.7%	11.1%	6.3%
Intersegment net sales	-12.3%	0.0%	-5.3%	-7.8%
Net sales to external customers	1.6%	18.7%	11.2%	6.3%

W.W. Grainger, Inc. Supplemental Financial Information for the First Quarter Ended March 31, 2006

EXHIBIT C Operating Earnings by Segment ($000’s)
1st Quarter
	Three Months Ended March 31, 2006
	Grainger Branch-based	Acklands - Grainger Branch-based	Lab Safety	Totals
Total operating earnings	132,852	3,878	15,227	151,957
Unallocated expenses and eliminations	-	-	-	(17,540)
Total consolidated operating earnings	132,852	3,878	15,227	134,417
	Three Months Ended March 31, 2005
	Grainger Branch-based	Acklands - Grainger Branch-based	Lab Safety	Totals
Total operating earnings	109,869	3,276	13,628	126,773
Unallocated expenses and eliminations	-	-	-	(13,816)
Total consolidated operating earnings	109,869	3,276	13,628	112,957
2006 vs. 2005	20.9%	18.4%	11.7%	19.0%

W.W. Grainger, Inc. Supplemental Financial Information for the First Quarter Ended March 31, 2006

EXHIBIT D Sales by Segment 2005 vs. 2004 ($000’s)
1st Quarter
	Three Months Ended March 31, 2005
	Grainger Branch-based	Acklands - Grainger Branch-based	Lab Safety	Totals
Total net sales	1,125,237	117,163	93,483	1,335,883
Intersegment net sales	(359)	-	(644)	(1,003)
Net sales to external customers	1,124,878	117,163	92,839	1,334,880
	Three Months Ended March 31, 2004
	Grainger Branch-based	Acklands - Grainger Branch-based	Lab Safety	Totals
Total net sales	1,038,556	104,500	85,779	1,228,835
Intersegment net sales	(610)	-	(426)	(1,036)
Net sales to external customers	1,037,946	104,500	85,353	1,227,799
2005 vs. 2004
Total net sales	8.3%	12.1%	9.0%	8.7%
Intersegment net sales	-41.1%	0.0%	51.2%	-3.2%
Net sales to external customers	8.4%	12.1%	8.8%	8.7%
2nd Quarter
	Three Months Ended June 30, 2005
	Grainger Branch-based	Acklands - Grainger Branch-based	Lab Safety	Totals
Total net sales	1,146,819	129,609	97,668	1,374,096
Intersegment net sales	(785)	-	(503)	(1,288)
Net sales to external customers	1,146,034	129,609	97,165	1,372,808
	Three Months Ended June 30, 2004
	Grainger Branch-based	Acklands - Grainger Branch-based	Lab Safety	Totals
Total net sales	1,062,245	108,739	85,987	1,256,971
Intersegment net sales	(477)	-	(520)	(997)
Net sales to external customers	1,061,768	108,739	85,467	1,255,974
2005 vs. 2004
Total net sales	8.0%	19.2%	13.6%	9.3%
Intersegment net sales	64.6%	0.0%	-3.3%	29.2%
Net sales to external customers	7.9%	19.2%	13.7%	9.3%
3rd Quarter
	Three Months Ended September 30, 2005
	Grainger Branch-based	Acklands - Grainger Branch-based	Lab Safety	Totals
Total net sales	1,207,441	124,580	97,729	1,429,750
Intersegment net sales	(677)	-	(731)	(1,408)
Net sales to external customers	1,206,764	124,580	96,998	1,428,342
	Three Months Ended September 30, 2004
	Grainger Branch-based	Acklands - Grainger Branch-based	Lab Safety	Totals
Total net sales	1,108,373	107,355	86,563	1,302,291
Intersegment net sales	(643)	-	(591)	(1,234)
Net sales to external customers	1,107,730	107,355	85,972	1,301,057
2005 vs. 2004
Total net sales	8.9%	16.0%	12.9%	9.8%
Intersegment net sales	5.3%	0.0%	23.7%	14.1%
Net sales to external customers	8.9%	16.0%	12.8%	9.8%

W.W. Grainger, Inc. Supplemental Financial Information for the First Quarter Ended March 31, 2006

EXHIBIT D Sales by Segment 2005 vs. 2004 ($000’s)
4th Quarter
	Three Months Ended December 31, 2005
	Grainger Branch-based	Acklands - Grainger Branch-based	Lab Safety	Totals
Total net sales	1,169,703	130,670	91,211	1,391,584
Intersegment net sales	(305)	-	(673)	(978)
Net sales to external customers	1,169,398	130,670	90,538	1,390,606
	Three Months Ended December 31, 2004
	Grainger Branch-based	Acklands - Grainger Branch-based	Lab Safety	Totals
Total net sales	1,074,070	113,664	78,391	1,266,125
Intersegment net sales	(629)	-	(541)	(1,170)
Net sales to external customers	1,073,441	113,664	77,850	1,264,955
2005 vs. 2004
Total net sales	8.9%	15.0%	16.4%	9.9%
Intersegment net sales	-51.5%	0.0%	24.4%	-16.4%
Net sales to external customers	8.9%	15.0%	16.3%	9.9%
Year
	Twelve Months Ended December 31, 2005
	Grainger Branch-based	Acklands - Grainger Branch-based	Lab Safety	Totals
Total net sales	4,649,200	502,022	380,091	5,531,313
Intersegment net sales	(2,126)	-	(2,551)	(4,677)
Net sales to external customers	4,647,074	502,022	377,540	5,526,636
	Twelve Months Ended December 31, 2004
	Grainger Branch-based	Acklands - Grainger Branch-based	Lab Safety	Totals
Total net sales	4,283,244	434,258	336,720	5,054,222
Intersegment net sales	(2,359)	-	(2,078)	(4,437)
Net sales to external customers	4,280,885	434,258	334,642	5,049,785
2005 vs. 2004
Total net sales	8.5%	15.6%	12.9%	9.4%
Intersegment net sales	-9.9%	0.0%	22.8%	5.4%
Net sales to external customers	8.6%	15.6%	12.8%	9.4%

W.W. Grainger, Inc. Supplemental Financial Information for the First Quarter Ended March 31, 2006

EXHIBIT E Operating Earnings by Segment 2005 vs. 2004 ($000’s)
1st Quarter
	Three Months Ended March 31, 2005
	Grainger Branch-based	Acklands - Grainger Branch-based	Lab Safety	Totals
Total operating earnings	109,869	3,276	13,628	126,773
Unallocated expenses and eliminations	-	-	-	(13,816)
Total consolidated operating earnings	109,869	3,276	13,628	112,957
	Three Months Ended March 31, 2004
	Grainger Branch-based	Acklands - Grainger Branch-based	Lab Safety	Totals
Total operating earnings	103,310	3,788	11,814	118,912
Unallocated expenses and eliminations	-	-	-	(18,212)
Total consolidated operating earnings	103,310	3,788	11,814	100,700
2005 vs. 2004	6.3%	-13.5%	15.4%	12.2%
2nd Quarter
	Three Months Ended June 30, 2005
	Grainger Branch-based	Acklands - Grainger Branch-based	Lab Safety	Totals
Total operating earnings	125,509	4,492	13,546	143,547
Unallocated expenses and eliminations	-	-	-	(17,354)
Total consolidated operating earnings	125,509	4,492	13,546	126,193
	Three Months Ended June 30, 2004
	Grainger Branch-based	Acklands - Grainger Branch-based	Lab Safety	Totals
Total operating earnings	107,318	6,250	12,130	125,698
Unallocated expenses and eliminations	-	-	-	(18,330)
Total consolidated operating earnings	107,318	6,250	12,130	107,368
2005 vs. 2004	17.0%	-28.1%	11.7%	17.5%
3rd Quarter
	Three Months Ended September 30, 2005
	Grainger Branch-based	Acklands - Grainger Branch-based	Lab Safety	Totals
Total operating earnings	136,242	3,401	13,603	153,246
Unallocated expenses and eliminations	-	-	-	(17,364)
Total consolidated operating earnings	136,242	3,401	13,603	135,882
	Three Months Ended September 30, 2004
	Grainger Branch-based	Acklands - Grainger Branch-based	Lab Safety	Totals
Total operating earnings	104,001	6,389	12,438	122,828
Unallocated expenses and eliminations	-	-	-	(15,103)
Total consolidated operating earnings	104,001	6,389	12,438	107,725
2005 vs. 2004	31.0%	-46.8%	9.4%	26.1%

W.W. Grainger, Inc. Supplemental Financial Information for the First Quarter Ended March 31, 2006

EXHIBIT E Operating Earnings by Segment 2005 vs. 2004 ($000’s)
4th Quarter
	Three Months Ended December 31, 2005
	Grainger Branch-based	Acklands - Grainger Branch-based	Lab Safety	Totals
Total operating earnings	151,017	2,835	11,935	165,787
Unallocated expenses and eliminations	-	-	-	(21,830)
Total consolidated operating earnings	151,017	2,835	11,935	143,957
	Three Months Ended December 31, 2004
	Grainger Branch-based	Acklands - Grainger Branch-based	Lab Safety	Totals
Total operating earnings	129,948	4,541	9,085	143,574
Unallocated expenses and eliminations	-	-	-	(18,113)
Total consolidated operating earnings	129,948	4,541	9,085	125,461
2005 vs. 2004	16.2%	-37.6%	31.4%	14.7%
Year
	Twelve Months Ended December 31, 2005
	Grainger Branch-based	Acklands - Grainger Branch-based	Lab Safety	Totals
Total operating earnings	522,637	14,004	52,712	589,353
Unallocated expenses and eliminations	-	-	-	(70,364)
Total consolidated operating earnings	522,637	14,004	52,712	518,989
	Twelve Months Ended December 31, 2004
	Grainger Branch-based	Acklands - Grainger Branch-based	Lab Safety	Totals
Total operating earnings	444,577	20,968	45,467	511,012
Unallocated expenses and eliminations	-	-	-	(69,758)
Total consolidated operating earnings	444,577	20,968	45,467	441,254
2005 vs. 2004	17.6%	-33.2%	15.9%	17.6%

W.W. Grainger, Inc. Supplemental Financial Information for the First Quarter Ended March 31, 2006